                                                                  EXHIBIT 5.1
                        [BONGIOVANNI & BERGER LETTERHEAD]

May 14, 2004

The Med-Design Corporation
2810 Bunsen Avenue
Ventura, California  93003

Re:      The Med-Design Corporation,
         Registration Statement on Form S-3
         ----------------------------------

Ladies and Gentlemen:

We have acted as counsel to The Med-Design Corporation, a Delaware corporation (the "Company"), in connection with the filing of the referenced Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "SEC"). The Registration Statement relates to the proposed offering and sale, by the individuals identified as the selling stockholders in the Registration Statement, of up to 126,796 shares of common stock, par value $.01 per share, of the Company (the "Shares").

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the Delaware General Corporation
Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

BONGIOVANNI & BERGER